UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2010
(Date of earliest event reported)

Henry Bros. Electronics, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-16779	22-3690168
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17-01 Pollitt Drive Fair Lawn, NJ	07410	(201) 794-6500
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2010, Henry Bros. Electronics, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Parent"), and Hammer Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the "Merger").

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each issued and outstanding share of Company common stock, other than shares held by any stockholders who are entitled to, and who properly exercise, appraisal rights under Delaware law, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.00, without interest. Any issued and outstanding shares of the Company common stock held by the Company, Parent or Merger Sub, or their respective wholly-owned subsidiaries, including shares held in the Company's treasury, will be canceled and extinguished without payment of consideration. Options to purchase the Company's common stock which are outstanding ("Assumed Options") immediately prior to the Merger will be assumed by Parent and converted into options to purchase a number of shares of common stock of Parent equal to the product (rounded down to the nearest whole share) of (a) the number of shares of Company common stock that could be purchased under the Assumed Options multiplied (b) by 0.6552 (which represents the fraction obtained by dividing $7.00 by the average closing sales price for one share of Parent common stock on the Nasdaq National Market for the ten (10) trading-day period ending on the first business day immediately preceding the date of the Merger Agreement) (the "Option Exchange Ratio"). The Assumed Options will otherwise have the same terms as in effect prior to the conversion, except that (i) the Assumed Options will be denominated in Parent's common stock rather than the Company's common stock, as appropriately adjusted to reflect the Merger and (ii) the per share exercise price of each Assumed Option shall be adjusted by dividing such exercise price by the Option Exchange Ratio.

In addition, concurrently with the execution of the Merger Agreement, Richard Rockwell and James Henry and each member of the board of directors, who collectively held approximately 60% of the Company's issued and outstanding common stock as of October 5, 2010, have entered into voting agreements whereby they have agreed to vote all shares of the Company's common stock held by them in favor of the Merger, subject to termination of such agreements if the Merger Agreement is terminated, including if the Merger Agreement is terminated by the Company to accept a superior proposal (as discussed below).

The Company has agreed, among other things and subject to certain exceptions as described in the Merger Agreement, (i) to conduct its business in the ordinary and usual course of business and in a manner consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to take certain actions or engage in certain transactions during such period, (iii) to cause a stockholder meeting to be held to consider adoption and approval of the Merger Agreement and the Merger, (iv) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, for the Company's board of directors to recommend that the stockholders adopt the Merger Agreement and thereby approve the Merger, and (v) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, not to solicit proposals relating to alternative transactions and, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative transactions, except during the first 40 days after signing of the Merger Agreement (as discussed below).

During the period beginning on October 5, 2010, and continuing until 11:59 p.m. on November 14, 2010 (the "No-Shop Period Start Date"), the Company may solicit alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to acquisition proposals. Starting on the No-Shop Period Start Date, the Company may only provide information and participate in discussions with respect to an acquisition proposal if (A) such actions represent the continuation of discussions related to an acquisition proposal that was submitted to the Company during the period between the date of the Merger Agreement and the No-Shop Period Start Date or (B) (i) such acquisition proposal was unsolicited and the Company did not knowingly and intentionally violate, in any material respect, the non-solicitation provisions in the Merger Agreement, (ii) such acquisition proposal is a superior proposal or is determined in good faith by the board of directors to be reasonably likely to lead to a superior proposal, and (iii) with respect to which the failure to furnish information to and negotiate with the third party making such acquisition proposal would reasonably be expected to be a breach of the board of director's fiduciary duties to the Company's stockholders.

The Merger Agreement contains customary representations and warranties of the parties and certain termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal. The right of the Company to terminate the Merger Agreement to accept a superior proposal is subject to the right of Parent to match any such proposal and the payment of a termination fee to Parent equal to $1,788,000.

Consummation of the Merger is subject to certain conditions to closing, including, among others, (i) the approval of the holders of a majority of the Company's outstanding shares, (ii) the absence of any law, order or injunction prohibiting, or litigation seeking to prohibit, the Merger, (iii) the accuracy of the parties' respective representations and warranties and (iv) the parties' respective compliance with covenants and agreements contained in the Merger Agreement.

The Company expects to submit the Merger Agreement and the Merger to its stockholders as promptly as practicable and to close the Merger promptly following the receipt of stockholder approval.

On October 6, 2010, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)", "intend(s)" and similar expressions are intended to identify such forward-looking statements.  These statements include, but are not limited to, the expected timing of the acquisition; the ability of Parent and the Company to close the acquisition; the performance of the parties under the terms of the Merger Agreement and related transaction documents; and statements regarding future performance.  All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the Company by Parent, (ii) uncertainties as to the timing of the Merger; (iii) failure to receive approval of the transaction by the stockholders of the Company; (iv) the ability of the parties to satisfy closing conditions to the transaction; (v) changes in economic, business, competitive, technological and/or regulatory factors; and (vi) those risks identified and discussed by the Company in its filings with the SEC.  Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.  The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Investors are also urged to carefully review and consider the various disclosures in the Company's SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 and Current Reports on Form 8-K filed from time to time by the Company.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

This Form 8-K may be deemed to be proxy solicitation material in respect of the proposed transaction.   In connection with the proposed transaction, the Company will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC.   Investors and stockholders of the Company are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction.  The final proxy statement will be mailed to the Company's stockholders.

Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by the Company with the SEC (when available) at the SEC's web site at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by contacting the Company's Corporate Secretary at (201) 794-6500 or by going to the SEC Filings website portion of the Company's website at http://www.hbe-inc.com.

The Company and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect of the proposed transaction.  Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise will be set forth in the proxy statement that will be filed by Company with the SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.  Each of these documents is, or will be, available as described above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Kratos Defense & Security Solutions, Inc., Hammer Acquisition Inc. and Henry Bros. Electronics, Inc., dated October 5, 2010*

99.1	Press Release issued by Henry Bros. Electronics, Inc. dated October 6, 2010

* The Company has omitted exhibits and disclosure schedules in accordance with Regulation S-K 601(b)(2).  The Company will furnish the omitted exhibits and disclosure schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Henry Bros. Electronics, Inc.

Date: October 8, 2010	By: /s/ James E. Henry
Name: James E. Henry
Title: Chief Executive Officer and Treasurer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Kratos Defense & Security Solutions, Inc., Hammer Acquisition Inc. and Henry Bros. Electronics, Inc., dated as of October 5, 2010*

99.1	Press Release issued by Henry Bros. Electronics, Inc. dated October 6, 2010

* The Company has omitted exhibits and disclosure schedules in accordance with Regulation S-K 601(b)(2).  The Company will furnish the omitted exhibits and disclosure schedules to the SEC upon request.